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  Milwaukee
      -
   Madison
      -                                       111 East Kilbourn Ave., Suite 1400
   Oshkosh                                              Milwaukee, WI 53202-6613
      -                                             Direct Dial:  (414) 225-1409
  Green Bay                                          Direct Fax:  (414) 278-3609
      -                                      Email:  emildenberg@dkattorneys.com
  Sheboygan
      -
  Elm Grove
      -
 Brookfield



                                January 10, 2003


Board of Directors                                                     EXHIBIT 5
Merchants and Manufacturers
Bancorporation, Inc.
19105 West Capitol Drive
Brookfield, WI  53045

         RE: MERCHANTS AND MANUFACTURERS BANCORPORATION, INC., REGISTRATION STATEMENT ON FORM S-8


Gentlemen:

         We have acted as counsel to Merchants and Manufacturers Bancorporation, Inc., a Wisconsin corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") relating to the registration by the Company of an aggregate of 210,000 shares of its Common Stock, par value $1.00 per share (the "Shares"), for its 1996 Incentive Stock Option Plan.

          As such counsel, we have reviewed the original or copies of all such records of the Company and all such agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, papers, statutes, and authorities as we have deemed necessary to form the basis of the opinion hereinafter expressed. In such examinations, we have assumed the genuineness of signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements of officers and representatives of the Company and others.

         Based upon the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that (i) the Shares have been duly authorized, and (ii) when issued, delivered and paid for in accordance with the applicable plan referred to in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable, except to the extent that such Shares may be subject to Section 180.0622(2)(b) of the Wisconsin Business Corporation Law.



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Board of Directors
January 10, 2003
Page 2


         We express no opinion with respect to laws other than those of the State of Wisconsin and the federal laws of the United States of America, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

         We hereby consent to your filing a copy of this opinion as an exhibit to the Registration Statement and to its use as part of the Registration Statement.

         We are furnishing this opinion to the Company solely for its benefit in connection with the Registration Statement as described above. It is not to be used, circulated, quoted or otherwise referred to for any other purpose. Other than the Company, no one is entitled to rely on this opinion.



                                                     Very truly yours,


                                                     /s/ Davis & Kuelthau, s.c.

                                                     DAVIS & KUELTHAU, s.c.

EM:bab


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